UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) October 17, 2018 (October 17, 2018)

STEEL DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21719	35-1929476
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7575 West Jefferson Blvd, Fort Wayne, Indiana 46804

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  260-969-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment Of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2018, the Board of Directors of Steel Dynamics, Inc. approved an amendment to Section 3.2 of the Company’s Amended and Restated Bylaws to increase the authorized number of directors from eleven to twelve, and appointed two new directors, resulting in a twelve member Board of Directors.

Sheree L. Bargabos

The Board appointed Sheree L. Bargabos, age 63, as a new director.  From 2002 through 2012, Ms. Bargabos served as the President of the Roofing and Asphalt Division of Owens Corning (NYSE; OC), a global manufacturer of composite building materials, with 2017 revenues of $6.4 billion. In her capacity as President, Ms. Bargabos was responsible for the $2 billion roofing and asphalt business segment, managing 2,000 employees across 14 manufacturing locations. From 2013 through her retirement in 2015, Ms. Bargabos assumed the role of Vice President, Customer Experience, Roofing, helping to facilitate the successful transition of her successor, among other responsibilities.

Among numerous strong leadership characteristics, Ms. Bargabos brings a strong background in both industrial and commercial operations to the Steel Dynamics Board. She holds a Bachelor of Science degree in Chemistry from McGill University in Montreal, Quebec, Canada and an M.B.A. from Babson College in Wellesley, Massachusetts. She currently serves on the Board of Directors and as a member of the Governance committee of PGT Innovations, Inc. (NYSE; PGTI), the nation’s largest manufacturer of impact resistant windows and doors.

Sheree Bargabos will serve as a member of Steel Dynamics Audit Committee.

Steven A. Sonnenberg

The Board also appointed Steven A. Sonnenberg, age 65, as a new director.  From 2008 through 2016, Mr. Sonnenberg served as President of Emerson Electric Co.’s (NYSE; EMR) $8.5 billion Process Management Group, a worldwide 40,000-employee, eight business unit manufacturer of automation products for process industries, including oil and gas, chemical processing, power, life sciences, and metals and mining. In 2016, Mr. Sonnenberg became Chair of Emerson Electric Co.’s Automation Solutions business, which assists manufacturers to maximize performance through Emerson’s industry-leading portfolio of technologies to measure, control, optimize and power their operations. In that role, and until his retirement in 2018, he also served as a senior advisor on large acquisitions and on the development of the company’s highest-level customer relationships. Currently, Mr. Sonnenberg serves as a senior advisor to Emerson and works part time in the areas of leadership development and customer relations. For more than 15 years prior to his appointment as Emerson’s Process Management Group’s President, Mr. Sonnenberg managed various Emerson affiliated companies with operations throughout Asia and Europe.

Among numerous strong leadership characteristics, Mr. Sonnenberg brings a strong background in industrial and international operations to the Steel Dynamics Board.  He holds a Bachelor’s degree in Civil Engineering from the Georgia Institute of Technology and an M.B.A in Business Administration from the University of Virginia Darden School of Business. He serves on the Board of Directors of Tennant Company (NYSE; TNC), specializing in the design, manufacture and sale of nonresidential floor maintenance, outdoor cleaning equipment and related products, where he holds the position of  Lead Independent Director, as well as a member of the Audit, Governance and Executive Committees.

Mr. Sonnenberg will serve as a member of Steel Dynamics Governance Committee.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 17, 2018, the Board of Directors of Steel Dynamics, Inc., acting pursuant to Article XI of the company’s Amended and Restated Bylaws, approved an amendment to Section 3.2 to increase the authorized number of directors to twelve members. The amendment makes no other change in the form or substance of Section 3.2.

The text of amended Section 3.2 of Article III is attached hereto as Exhibit 3.2d.

Item 8.01. Other Events.

On October 17, 2018, Steel Dynamics, Inc. issued a press release titled “Steel Dynamics Announces Appointment of New Board Members.”  A copy of that press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this report:

Exhibit Number	Description

3.2d	Amendment replacing Section 3.2 of the Amended and Restated Bylaws of Steel Dynamics, Inc.

99.1	A press release dated October 17, 2018, titled “Steel Dynamics Announces Appointment of New Board Members.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

STEEL DYNAMICS, INC.

/s/Theresa E. Wagler
Date: October 17, 2018	By:	Theresa E. Wagler
	Title:	Executive Vice President and Chief Financial Officer